Exhibit 10.8
ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment Agreement”) is made and entered into on this 6 day of June, 2006, between PIN PARTNERS PETROLEUM LTD, a company organized and existing under the laws of British Columbia (the “the Assignor”), and RANCHER ENERGY CORP., a company organized and existing under the laws of Nevada, USA.

WITNESSETH:

WHEREAS, the Assignor has certain rights and obligations under the Exploration & Development Agreement dated June 5th, 2006 (hereinafter referred to as the "Broadview Dome Agreement"), and

WHEREAS, the Assignor wishes to assign all of its rights and obligations in the Broadview Dome Agreement to the Assignee, and

WHEREAS, the Assignee accepts such assignment and has agreed to be bound by the Broadview Dome Agreement,

NOW, THEREFORE, in consideration of the mutual convenants and agreements contained herein, it is expressly agreed by the Assignor and the Assignee as follows:

1. The Assignor hereby assigns and transfers to the Assignee all of its rights and obligations in, to, and under the Broadview Dome Agreement, subject to all the terms and conditions thereof.

2. The Assignee hereby agrees to assume all of the Assignor's rights and obligations under the Broadview Dome Agreement.

3. The Assignor reaffirms and represents that the Broadview Dome Agreement is valid and in full force and effect, and that the representations and warranties contained in the Broadview Dome Agreement are true and correct on the date hereof.

4. As consideration for the assignment of the Broadview Dome Agreement, the Assignee agrees to (i) pay to the Assignor U.S.$ 250,000 within ninety (90) days from the date of this Assignment Agreement, and (ii) grant to the Assignor an overriding royalty interest in the sum of four percent (4%) from the Rancher share of hydrocarbons to be exploited pursuant to the Broadview Dome Agreement.

5. By executing this Assignment Agreement, the Assignor and Assignee confirm (a) their intention to execute and deliver as promptly as practicable any other agreements with respect to this Assignment Agreement, and (b) to obtain the approval, agreement, and consent of their respective Boards of Directors or governing bodies with respect to this Assignment Agreement.

6. This Assignment Agreement shall be governed by the laws of the State of Montana, without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment Agreement on the date first written above.

PIN PARTNERS PETROLEUM LTD

By: _________________________
Name:
Title:

RANCHER ENERGY CORP.

By:  /s/ John Works
Name: John Works
Title: President & CEO